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                                 EXHIBIT 23(f)

                  CONSENT OF MORGAN KEEGAN & CO. INCORPORATED


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[LETTERHEAD OF MORGAN KEEGAN & COMPANY APPEARS HERE]





                   CONSENT OF MORGAN KEEGAN & COMPANY, INC.

Morgan Keegan & Company, Inc. ("Morgan Keegan") hereby consents to the inclusion in the Joint Proxy Statement/Prospectus of Hinsdale Financial Corporation and Liberty Bancorp, Inc., filed as part of this Registration Statement on form S-4 of Hinsdale Financial Corporation, of its opinion dated October 17, 1996 and to the references made to Morgan Keegan in the "Summary" and "Opinions of Financial Advisors" sections of such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                           Morgan Keegan & Company, Inc.


                                           By: /s/ Randolph C. Coley
                                              -----------------------------
                                           Randolph C. Coley
                                           Managing Director



October 15, 1996